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                                                                      EXHIBIT 5

           [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LETTERHEAD]





                                                   April 27, 1998



Professionals Insurance Company
 Management Group
2600 Professionals Drive
Okemos, Michigan 48864

         Re: Professionals Insurance Company Management Group Registration Statement on Form S-4
                  Registration No. 333-______

Ladies and Gentlemen:

         We have acted as counsel to Professionals Insurance Company Management Group, a Michigan corporation ("Professionals Group"), and, at the request of Professionals Group, have examined the registration statement on Form S-4 (registration no. 333-_____) (the "Registration Statement"), filed by Professionals Group with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder. All capitalized terms not otherwise defined herein are defined herein as in the Registration Statement.

         The Registration Statement relates to, among other things, the registration under the Act of 4,089,160 shares of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock"), to be issued to the Members of PPTF in exchange for the Membership Rights and pursuant to (i) the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, as amended by a First Amendment to First Amended and Restated
Agreement and Plan of Merger dated as of April 13, 1998 (the "Merger Agreement"), by and among Professionals Group, PICOM Insurance Company, a Michigan stock insurance company and a wholly-owned subsidiary of Professionals Group ("PICOM"), and Physicians Protective Trust Fund, a medical malpractice self-insurance trust fund organized under Florida Statutes Section Section
627.357 ("PPTF"), and (ii) certain related instruments and agreements described in the Registration Statement that were executed, or are to be executed,


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                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Professionals Insurance Company
 Management Group                    -2-                    April 27, 1998


in connection with the Merger Agreement (the "Related Instruments").

         The transactions contemplated by the Merger Agreement include the merger of PPTF with and into PPTF Merger Insurance Company, a newly-formed wholly-owned subsidiary of Professionals Group ("INSCO"), with INSCO continuing on as the surviving insurance company (the "INSCO Merger"), followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance company (the "PICOM Merger," and together with the INSCO Merger, the "Mergers")). Upon consummation of the INSCO Merger, and except as otherwise provided in the Merger Agreement, by virtue of the INSCO Merger and without any action on the part of Professionals Group, PICOM, INSCO, PPTF or any Member, all Membership Rights of Members of PPTF will be converted into an aggregate of 4,089,160 shares (the "Aggregate Merger Shares") of Professionals Group Common Stock. In consideration for the Membership Rights, each Member will be allocated and will be entitled to receive a portion of the Aggregate Merger Shares determined in accordance with the allocation formula set forth in the Merger Agreement and described in the Joint Proxy Statement/Prospectus.

         In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of (i) the Restated Articles of Incorporation of Professionals Group, and all amendments thereto, as filed with the Department of Commerce of the State of Michigan, (ii) the By-laws of Professionals Group, (iii) certain minutes of Professionals Group made available to us by officers of Professionals Group, (iv) certain certificates from officers of Professionals Group as to certain factual matters material to the opinion expressed below, (v) the Restated Articles of Incorporation of PICOM, and all amendments thereto, (vi) the By-laws of PICOM, (vii) certain minutes of PICOM made available to us by officers of PICOM, (viii) certain certificates from officers of Professionals Group as to certain factual matters material to the opinion expressed below, (ix) the Amended Trust Agreement dated January 1, 1987 of PPTF, (x) the By-laws of PPTF, (xi) certain minutes of PPTF made available to us by officers of PPTF, (xii) certain certificates from officers of PPTF as to certain factual matters material to the opinion expressed below, and
(xiii) the Registration Statement, including the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.



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                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Professionals Insurance Company
 Management Group                    -3-                     April 27, 1998


         In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Professionals Group, PICOM and PPTF.

         In addition, in rendering this opinion we have assumed, without investigation, (i) that the shares of Professionals Group Common Stock will be offered in the manner and on the terms identified or referred to in the Registration Statement, (ii) that all conditions to the Mergers have been, or will be, met, and (iii) that the Mergers will be consummated in accordance with the terms of the Registration Statement, the Merger Agreement and the Related Instruments. We have also relied, without independent investigation, upon the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement.

         Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. Our opinion is expressed as the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

         Based upon and subject to the foregoing, and assuming (i) the Registration Statement becomes and remains effective under the Act and fully complies with all of the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, during all relevant periods, (ii) the Joint Proxy Statement/Prospectus forming a part of the Registration Statement, and the delivery procedures with respect thereto, fulfill all requirements of the Act, the Exchange Act, and all applicable regulations promulgated under the Act and the Exchange Act, throughout all relevant periods, (iii) compliance with all federal and state securities laws throughout all relevant periods, (iv) each of the Mergers has become effective under applicable state law, and (v) the shares of Professionals Group Common Stock are issued and delivered in the manner referred to in the Merger Agreement and the Registration Statement, it is our opinion that upon consummation of the INSCO Merger the 4,089,160 shares of Professionals Group Common Stock to be issued to the Members of PPTF


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                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Professionals Insurance Company
 Management Group                    -4-                   April 27, 1998


in exchange for the Membership Rights in connection with the Mergers, when issued, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                            Sincerely,

                                            /S/ Miller, Canfield, Paddock and
                                                  Stone, P.L.C.




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